SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 March 22, 2005

                         DRINKS AMERICAS HOLDINGS, LTD.

             (Exact Name of Registrant as Specified in its Charter)

  Delaware                       33-55254-10                        87-0438825
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 State of                        Commission                         IRS Employer
Incorporation                    File Number                        I.D. Number


             372 Danbury Road, Suite 163, Wilton, Connecticut 06897
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                     Address of principal executive offices

                  Registrant's telephone number: (203) 762-7000
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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

Item 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         As of March 22, 2005, we sold to one investor an additional $400,000 of our 10% Senior Convertible Notes (the "Bridge Notes") and, as of March 24, 2005, we sold to one investor an additional $10,000 of the Bridge Notes, bringing to $910,000 the total of our Bridge Notes sold to investors. We have also raised the maximum offering of our Bridge Notes from $1,000,000 to $1,350,000. Based on preliminary indications of interest, we expect to sell the maximum $1,350,000 of Bridge Notes.

         As we previously disclosed, we entered into an investment banking agreement pursuant to which a placement agent will attempt to procure equity-related financing for us of between $6,000,000 and $10,000,000 (the "2005 Equity Offering") at a price and under such terms that are mutually agreeable and have not yet been determined. We also previously disclosed that, as of March 14, 2005, we sold to one investor $500,000 of our Bridge Notes. We paid $105,000 in commissions and fees out of the $500,000 gross proceeds of such initial sale of Bridge Notes and, with respect to the remainder of the Bridge Notes sold or to be sold, we paid (and will pay) a commission of 10% of the principal amount of Bridge Notes sold. To the investor which purchased the first $500,000 of Bridge Notes, but not to any other investor in the Bridge Notes, our President and our Chairman each caused 500,000 shares of our Common Stock beneficially owned by him to be pledged to secure repayment of such Bridge Note. The principal of, and accrued interest on, each of the Bridge Notes must be repaid on the first anniversary of the date of such Bridge Note. However, in the event we complete the 2005 Equity Offering prior to the first anniversary of a Bridge Note, the investor may convert the amount due under its Bridge Note into the securities offered in the 2005 Equity Offering. In addition, the investor has the right to convert all or part of the amount due under its Bridge Note into shares of our Common Stock at the lower of the per share price equivalent in the 2005 Equity Offering or $.45 per share. For no additional consideration, each investor who purchased a Bridge Note received warrants (the "Bridge Warrants") to purchase the number of shares of our Common Stock equal to the dollar amount of the Bridge Note purchased by such investor. Each such Bridge Warrant must be exercised by the fifth anniversary of the date of the warrant and has a per share exercise price equal to the lower of $.45 or the per share price equivalent in the 2005 Equity Offering.

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

         If we sell the maximum $1,350,000 principal amount of the Bridge Notes, the holders of the Bridge Notes will have the right to convert the Bridge Notes into 3,000,000 shares of our Common Stock and exercise their Bridge Warrants into 1,350,000 additional shares of our Common Stock, assuming the conversion and exercise prices are $.45 per share. Based on the approximately 49,222,491 shares of our Common Stock currently outstanding, such additional 4,350,000 shares, if issued, will constitute approximately 8.12% of our outstanding Common Stock.

         With respect to the shares of Common Stock issuable upon conversion of the Bridge Notes and exercise of the Bridge Warrants, we agreed with the investors to use best efforts to file a registration statement covering the resale of such shares by the 180th day after the date of the Bridge Notes and to use best efforts to cause such registration statement to become effective by the 270th day after the date of the Bridge Notes.

         We believe that, pursuant to Section 4(2) under the Securities Act of 1933, as amended, the issuance of securities in our Bridge Notes offering was, and any future issuances in our Bridge Notes offering will be, exempt from registration.

Item 9.01.          EXHIBITS

                  (c) Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.
4.1                          Form of 10% Senior  Convertible  Promissory  Note,  dated March  2005,  issued by Drinks
                             Americas Holdings, Ltd. to investors in its Bridge Notes financing.
4.2                          Form of Stock Purchase Warrant,  dated March 2005,  issued by Drinks Americas  Holdings,
                             Ltd. to investors in its Bridge Notes financing.
10.1                         Form of Registration  Rights Agreement  between Drinks Americas  Holdings,  Ltd. and the investors in its Bridge Notes financing.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  March 25, 2005

                                        DRINKS AMERICAS HOLDINGS, LTD.

                                        By:/s/ J. Patrick Kenny
                                           -----------------------------------
                                           J. Patrick Kenny, President and CEO

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